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                                                                     EXHIBIT 11



                            GENERAL HOST CORPORATION
             ADDITIONAL EARNINGS PER SHARE INFORMATION (UNAUDITED)
                    (In thousands, except per share amounts)




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                                                                       Sixteen Weeks Ended
                                                                     -----------------------
                                                                       MAY 21,      May 22,
                                                                        1995         1994
                                                                     ----------   ----------

Earnings for full dilution:
  Net income                                                        $   11,034    $   9,431
  Add interest on 8% Convertible
    Debentures, net of tax effect                                        1,490        1,600
                                                                    ----------    ---------
  Net income, as adjusted                                           $   12,524    $  11,031
                                                                    ==========    =========


Shares used for calculating primary
  earnings per share                                                    22,141       22,105
    Additional shares from assumed
      conversion of 8% Convertible
          Debentures                                                     6,908        6,908
    Additional shares resulting from
      assumed exercise of stock options                                      7            0
                                                                    ----------    ---------
                                                                        29,056       29,013
                                                                    ==========    =========

Fully diluted earnings per share                                    $      .43    $     .38
                                                                    ==========    =========

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